Exhibit 24(b)(8.57)

FIFTH AMENDMENT TO SERVICES AGREEMENT

            This Fifth Amendment dated as of December 1, 2009, by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.) (“ING Financial”)(collectively “ING”), and DWS Investments Service Company (formerly DWS Scudder Investments Service Company, DWS Scudder Investments Service Company and Bankers Trust Company) (“Transfer Agent”), acting as agent for the registered open-end management companies listed in Schedule A, is made to the Services Agreement dated as of March 7, 2000 (the “Agreement”) as amended on July 1, 2000, August 1, 2005, May 1, 2006, and February 2, 2009.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties wish to amend Schedule C of the Agreement, as provided below;

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

            1.         Schedule C of the Agreement is hereby deleted and replaced with Schedule C, attached.

2.         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

            3.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND ANNUITY COMPANY By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President

dws investments service company By: /s/ Barbara Wizer Name: Barbara Wizer Title: President
ING Financial Avisers, LLC By: David Kelsey Name: David Kelsey Title: COO/VP

dws investments service company By: /s/ Mike Sharkey Name: Mike Sharkey Title: Vice President
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ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz Attorney in Fact Name: Michelle Sheiowitz Title: VP

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SCHEDULE C

to the Services Agreement

as Amended as of December 1, 2009

FEE SCHEDULE

(Effective as of December 1, 2009)

For the Funds and share classes listed in Schedule A to the Agreement, Transfer Agent agrees to pay the administrative fees to ING Life and/or ING Institutional quarterly at the following annual rates based on the monthly average net asset value of the indicated Fund Share Class and corresponding Fund type for each account registered with Transfer Agent for which ING Life and/or ING Institutional perform administrative services pursuant to the Agreement.

Fund Share Class                    Fund Type                               Annualized Fee Rate

Class A                                    Equity                             ___ of __% (__ basis points)

Class R                                    Equity                             ___ of __% (__ basis points)

Class S                                     Equity                             ___ of __% (__ basis points)

Institutional Class                      Equity                             ___ of __% (__ basis points)

Class A                                    Fixed Income                  ___ of __% (__ basis points)

Class R                                    Fixed Income                  ___ of __% (__ basis points)

Class S                                     Fixed Income                  ___ of __% (__ basis points)

Institutional Class                      Fixed Income                  ___ of __% (__ basis points)

Class A                                    Index                              ___ of __% (__ basis points)

Class R                                    Index                              ___ of __% (__ basis points)

Class S                                     Index                              ___ of __% (__ basis points)

In addition, with respect to the following money market Funds listed in Schedule A to the Services Agreement, Transfer Agent will pay ING Life and/or ING Institutional a quarterly fee at the following annual rates:

Fund Name                                                                                          Fund No.                  Annualized Fee Rate

Cash Account Trust

Government & Agency Securities Portfolio:

      DWS Government & Agency Money Fund                                   356                            ___ of __% (__ basis points)

Tax-Exempt Portfolio:

      DWS Tax-Exempt Money Fund                                                     357                            ___ of __% (__ basis points)

      DWS Tax-Free Money Fund Class S                                             2056                          ___ of __% (__ basis points)

Investors Cash Trust

Treasury Portfolio:

      DWS U.S. Treasury Money Fund Class S                                     2054                          ___ of __% (__ basis points)

DWS Money Funds

DWS Money Market Prime Series

      DWS Money Market Fund                                                             6                                ___ of __% (__ basis points)

      DWS Cash Investment Trust Class S                                             2021                          ___ of __% (__ basis points)

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      DWS Cash Investment Trust Class A                                             421                            ___ of __% (__ basis points)

      DWS Cash Investment Trust Class B                                             621                            ___ of __% (__ basis points)

      DWS Cash Investment Trust Class C                                             721                            ___ of __% (__ basis points)

DWS Money Market Trust

DWS Money Market Series (a feeder in Cash Management

Portfolio) Institutional Class                                                                 2403                          ___ of __% (__ basis points)

No fee (including administrative fee) is payable on any Institutional Class shares of the index Funds listed in Schedule A.  In addition, no fee is payable on Funds other than equity, fixed income and/or index Funds as indicated above. Transfer Agent will provide a list of all the Funds categorized as equity, fixed income and/or index, for purposes of this section, which list may be amended from time to time at the discretion of the Transfer Agent. In any case, no fee shall be paid under the Agreement with respect to any Class A, Class R, Class S and/or Institutional Class shares of a Fund for which a Fund or the Transfer Agent (or its affiliates) is obligated to pay fees to another entity for similar services as those provided by ING Life and/or ING Institutional under the Agreement.

There will be no administrative fee associated with the DWS Institutional Funds – Cash Management Fund - Institutional Class shares.

If ING Life and/or ING Institutional begin or cease performing administrative services during the month, any applicable administrative fees shall be prorated according to the proportion which such portion of the month bears to the full month. ING Life and/or ING Institutional shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

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